     As filed with the Securities and Exchange Commission on July 8, 1999
==============================================================================
                                                     Registration No. 333-______
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                         ----------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                         ----------------------------
                          SNYDER COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)

            Delaware                                  52-1983617
            --------                                  ----------
  (State or Other Jurisdiction of                 (I.R.S. Employer
  Incorporation or Organization)                  Identification No.)

                             6903 Rockledge Drive
                                 15/th/ Floor
                              Bethesda, MD 20817
                                (301) 468-1010
                   (Address of Principal Executive Offices)
                         ----------------------------
                          Snyder Communications, Inc.
                         Employee Stock Purchase Plan
                           (Full Title of the Plan)
                         ----------------------------
                              A. Clayton Perfall
                             6903 Rockledge Drive
                                 15/th/ Floor
                              Bethesda, MD 20817
                    (Name and Address of Agent for Service)

                                (301) 468-1010
                                --------------
         (Telephone Number, Including Area Code, of Agent for Service)
                                  Copies to:
                           Thomas H. McCormick, Esq.
                                 Shaw Pittman
                              2300 N Street, N.W.
                            Washington, D.C. 20037
                                (202) 663-8000

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
                                                Proposed Maximum        Proposed Maximum       Amount Of
 Title Of Securities To     Amount To Be       Aggregate Offering      Aggregate Offering    Registration
    Be Registered           Registered          Price Per Share             Price                Fee
--------------------------------------------------------------------------------------------------------------
Common Stock,                 2,500,000(1)        $31.91(2)               $79,775,000(2)        $22,177.45
$.001 par value
per share

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Snyder Communications, Inc. Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

                                    PART I


             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information*

Item 2.   Registrant Information and Employee Plan Annual Information*

----------------------

* Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated herein by this reference and made a part hereof:

          (a) The Annual Report on Form 10-K of Snyder Communications, Inc. (the "Registrant") for the year ended December 31, 1998.

          (b) The following reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the documents referred to in (a) above:

                    (i) The Proxy Statement in connection with the Registrant's 1999 Annual Meeting of Stockholders.

                    (ii) The Registrant's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 1999.

                    (iii) Amendment No. 1 to the Registrant's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 1999.

                    (iv) The Registrant's Current Report on Form 8-K dated December 31, 1998 and filed March 19, 1999.

                    (v) The Registrant's Current Report on Form 8-K dated January 31, 1999 and filed March 2, 1999.

          (c) The description of the Registrant's Common Stock contained in the Registrants' Registration Statement on Form 8-A filed with the Commission on September 9, 1996, to register the Common Stock of the Registrant under Section 12(g) of the Exchange Act, including any amendment or report filed for the purposes of updating such description.

          (d) The Registrant's Registration Statement on Form S-4 (File No. 333-81749)

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

Item 4.   Description of Securities.

         Not applicable.


Item 5.   Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation is permitted to indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

         The Registrant's Bylaws provide that the Registrant shall indemnify, to the full extent and under the circumstances permitted by the DGCL in effect from time to time, any past, present or future director or officer, made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was a director, officer, employee or agent, or was serving in such capacities at another entity at the specific request of the Registrant, on the same conditions provided by the DGCL. The Registrant's Bylaws further provide that the Registrant shall indemnify any such person in any threatened, pending or completed action or suit by or on behalf of the Registrant under similar conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the Registrant. In addition, the Registrant's Bylaws provide that the Board of Directors may also grant indemnification to any individual other than an officer or director, as it may determine in its sole discretion.

         As permitted by Section 102(b)(7) of the DGCL the Registrant's Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.


Item 7.   Exemption from Registration Claimed.

         Not applicable.

Item 8.   Exhibits.

         Exhibit
         Number     Description of Exhibit
         ------     ----------------------

          4.1 Certificate of Incorporation of the Company (incorporated by reference herein to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, File No. 333-7495, as amended).

          4.2 Bylaws of the Company, as amended (incorporated by reference herein to Exhibit 3.2 to the Registrant's Form 10-K for the year ended December 31, 1998).

          4.3 Specimen common stock certificate (incorporated by reference herein to Exhibit 4.2 to Amendment No. 5 to the Company's Registration Statement on Form S-1, File No. 333-7495).

          5 Form of opinion of Shaw Pittman as to the legality of the securities being registered (filed herewith).

          23.1      Consent of Shaw Pittman (filed herewith as part of Exhibit
                    5).

          23.2      Consent of Arthur Andersen LLP (filed herewith).

          23.3      Consent of Price Waterhouse (filed herewith).

          23.4      Consent of Grant Thornton LLP (filed herewith).



Item 9.  Undertakings.

        (a)    Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment there) which, individually or the aggregate, represents a fundamental change in the information set forth in the registration statement.

                      (iii) To include any material information with respect to
                            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statements;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering.

          (b) Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland, on this 8th day of July, 1999.

                                        SNYDER COMMUNICATIONS, INC.
                                        (Registrant)


                                        /s/ DANIEL M. SNYDER
                                        ------------------------
                                        Daniel M. Snyder
                                        Chairman of the Board of Directors and
                                        Chief Executive Officer

         Pursuant to the requirements on the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                Title                          Date
----                                -----                          ----

                                    Chairman of the Board of
/s/ Daniel M. Snyder                Directors and Chief            July 8, 1999
---------------------------         Executive Officer
Daniel M. Snyder                    (principal executive
                                    officer)


                                    Vice Chairman,
/s/ Michele D. Snyder               President, Chief               July 8, 1999
---------------------------         Operating Officer and
Michele D. Snyder                   Director



 /s/ A. Clayton Perfall             Chief Financial Officer        July 8, 1999
------------------------------      and Director (principal
A. Clayton Perfall                  financial officer)

 /s/ David B. Pauken                Chief Accounting               July 8, 1999
------------------------------      Officer and Secretary
David B. Pauken                     principal accounting
                                    officer)


 /s/ Mortimer B. Zuckerman          Director                       July 8, 1999
------------------------------
Mortimer B. Zuckerman



 /s/ Fred Drasner                   Director                       July 8, 1999
------------------------------
Fred Drasner



 /s/ Philip Guarascio               Director                       July 8, 1999
------------------------------
Philip Guarascio



 /s/ Mark E. Jennings               Director                       July 8, 1999
------------------------------
Mark E. Jennings

                                 EXHIBIT INDEX

Exhibit
Number         Description of Exhibit
------         ----------------------

4.1 Certificate of Incorporation of the Company (incorporated by reference herein to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, File No. 333-7495, as amended).

4.2 Bylaws of the Company, as amended (incorporated by reference herein to Exhibit 3.2 to the Registrant's Form 10-K for the year ended December 31, 1998).

4.3 Specimen common stock certificate (incorporated by reference herein to Exhibit 4.2 to Amendment No. 5 to the Company's Registration Statement on Form S-1, File No. 333-7495).

5 Form of opinion of Shaw Pittman as to the legality of the securities being registered (filed herewith).

23.1           Consent of Shaw Pittman (filed herewith as part of Exhibit 5).

23.2           Consent of Arthur Andersen LLP (filed herewith).

23.3           Consent of Price Waterhouse (filed herewith).

23.4           Consent of Grant Thornton LLP (filed herewith).